HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


       HENRY SCHEIN REPORTS RECORD FOURTH QUARTER AND FULL YEAR RESULTS


  Fourth quarter diluted EPS from continuing operations increases 19% to $0.83
          Annual diluted EPS from continuing operations increases 27%


MELVILLE, N.Y. - February 25, 2008 - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended December 29, 2007.
         Net sales for the fourth quarter of 2007 were $1.7 billion, an increase of 16.4% compared with the fourth quarter of 2006. This increase includes 12.3% local currency growth (3.8% internally generated and 8.5% from acquisitions) and 4.1% related to foreign currency exchange. (See Exhibit A for details of sales growth.)
         Income from continuing operations for the fourth quarter of 2007 was $76.4 million or $0.83 per diluted share, up 21.3% and 18.6%, respectively, compared with the prior-year fourth quarter.
         Net income for the fourth quarter of 2007 was $78.3 million or $0.85 per diluted share. Results include income from discontinued operations of approximately $1.8 million or $0.02 per diluted share, primarily related to the gain on the sale of the Company's specialty pharmacy business.
         "Our strong fourth quarter financial results close out a very solid year for Henry Schein," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "For the year our Dental, Medical, International and Technology Groups each reported double-digit sales growth and market share gains, and we are proud to have once again achieved our key long-term financial objectives for internal sales growth, operating margin expansion, EPS growth and cash flow from operations."
         Dental Group sales increased 12.8% during the fourth quarter, including 11.2% growth in local currencies (9.4% internally generated and 1.8% from acquisitions) and 1.6% growth related to foreign currency exchange. Of the 11.2% local currency growth, Dental consumable merchandise sales increased 6.5% (4.6% internal growth and 1.9% acquisition growth) and Dental equipment sales and service revenues were up 21.3% (19.6% internal growth and 1.7% acquisition growth).


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         "Our Dental Group continues to be successful in delivering profitable growth and expanding our presence in the marketplace," commented Mr. Bergman. "Fourth quarter performance was highlighted by impressive internal growth in equipment sales and service revenues, with strong gains in both traditional equipment and high-tech products."
         Medical Group sales declined 5.5% during the fourth quarter (6.0% decline in internal growth and 0.5% acquisition growth). Medical Group sales were impacted by the timing of influenza vaccine sales which, while higher in the third quarter of 2007 due to earlier shipments, were significantly lower in the fourth quarter of 2007 when compared with the fourth quarter of 2006. Excluding sales of influenza vaccine, Medical Group sales increased 3.8% for the quarter, with 3.3% internal growth. For the year influenza vaccine sales were more than 20% higher than 2006.
         "During the fourth quarter we achieved our stated goal of reducing sales of certain lower-margin pharmaceutical products, thereby allowing our Medical Group to focus on driving profitable revenue growth in the office-based physician market," said Mr. Bergman.
         "Early in 2008 we announced the appointment of Michael Racioppi to Chief Merchandising Officer, a new corporate leadership position with responsibility for optimizing the Company's global gross profit, and named David McKinley as President of Henry Schein's Medical Group," he added. "I am very excited about the future contributions of each of these two executives."
         For the quarter International Group sales increased 42.5%, including 30.1% growth in local currencies (5.0% internally generated and 25.1% from acquisitions) and 12.4% related to foreign currency exchange.
         "Sales growth in our International Group was driven by strong gains in the United Kingdom, Spain, Italy and the Benelux countries," commented Mr. Bergman. "I am pleased to report that W. & J. Dunlop, a leading United Kingdom animal health products supplier we acquired during the third quarter of 2007, is performing consistent with our expectations."
         Technology and Value-Added Services Group sales increased 44.8% during the fourth quarter of 2007, including 44.0% growth in local currencies (15.5% internally generated and 28.5% acquisition growth) and 0.8% growth related to foreign currency exchange.
         "Technology and Value-Added Services results reflect continued strong electronic services, software and financial services revenue growth," stated Mr. Bergman. "Revenue includes a full quarter contribution from Software of Excellence, a leading supplier of practice management systems in the United Kingdom, Australia and New Zealand."


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Full-Year 2007 Results
         For 2007 net sales of $5.9 billion represent an increase of 17.3% compared with 2006. This increase includes 14.3% local currency growth (7.3% internally generated and 7.0% from acquisitions, net of divestiture) and 3.0% related to foreign currency exchange. Income from continuing operations for 2007 was $235.0 million or $2.58 per diluted share, up 28.6% and 27.1%, respectively, compared with 2006.

2008 EPS Guidance
       Henry Schein affirms 2008 financial guidance, as follows:

       o 2008 diluted EPS is expected to be $2.93 to $3.00, representing growth of 14% to 16% compared with 2007.
       o This 2008 diluted EPS guidance includes Henry Schein's expectation that it will distribute 12 million to 15 million doses of influenza vaccine during the year, representing earnings of $0.13 to $0.16 per diluted share.
       o 2008 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Fourth Quarter Conference Call Webcast
         The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company and a member of the NASDAQ 100(R) Index, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 550,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.


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         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have an installed user base of more than 52,000 practices, including DENTRIX(R), Easy Dental(R), Oasis(R) and EXACT(R) for dental practices, MicroMD(R) for physician practices, and AVImark(R) for animal health clinics.
         Headquartered in Melville, N.Y., Henry Schein employs over 12,000 people and has operations or affiliates in 20 countries. The Company's net sales reached a record $5.9 billion in 2007. For more information, visit the Henry Schein Web site at www.henryschein.com.

     In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.



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                               (TABLES TO FOLLOW)

                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)


                                                                     Three Months Ended                  Years Ended
                                                                -----------------------------   -----------------------------
                                                                 December 29,    December 30,    December 29,    December 30,
                                                                     2007            2006            2007            2006
                                                                -------------   -------------   -------------   -------------
                                                                 (unaudited)     (unaudited)

Net sales ....................................................  $   1,717,470   $   1,475,064   $   5,920,190   $   5,048,191
Cost of sales ................................................      1,233,339       1,054,931       4,201,906       3,576,234
                                                                -------------   -------------   -------------   -------------
       Gross profit ..........................................        484,131         420,133       1,718,284       1,471,957

Operating expenses:
    Selling, general and administrative ......................        359,145         315,594       1,332,025       1,167,822
                                                                -------------   -------------   -------------   -------------
       Operating income ......................................        124,986         104,539         386,259         304,135
Other income (expense):
    Interest income ..........................................          3,765           4,398          16,531          16,378
    Interest expense .........................................         (6,796)         (6,520)        (25,177)        (27,627)
    Other, net ...............................................            288            (120)          4,630           2,045
                                                                -------------   -------------   -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings (losses) of affiliates ......................        122,243         102,297         382,243         294,931
Income taxes .................................................        (39,974)        (35,870)       (129,762)       (104,932)
Minority interest in net income of subsidiaries ..............         (6,438)         (3,643)        (17,442)         (8,090)
Equity in earnings (losses) of affiliates ....................            614             254             (73)            835
                                                                -------------   -------------   -------------   -------------
Income from continuing operations ............................         76,445          63,038         234,966         182,744

Discontinued operations:
    Income (loss) from operations of discontinued
        components (including write-down of long-lived assets
        of $32.7 million in 2007 and a net gain on sale of
        discontinued operations of $1.1 million in 2007 and a
        $32.3 million loss on sale of discontinued operation
        in 2006) .............................................          2,882              (7)        (31,420)        (31,608)
    Income tax benefit (expense) .............................         (1,058)            (34)         11,627          12,623
                                                                -------------   -------------   -------------   -------------
    Income (loss) from discontinued operations ...............          1,824             (41)        (19,793)        (18,985)
                                                                -------------   -------------   -------------   -------------
Net income ...................................................  $      78,269   $      62,997   $     215,173   $     163,759
                                                                =============   =============   =============   =============

Earnings from continuing operations per share:
    Basic ....................................................  $        0.86   $        0.71   $        2.65   $        2.08
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.83   $        0.70   $        2.58   $        2.03
                                                                =============   =============   =============   =============

Income (loss) from discontinued operations per share:
    Basic ....................................................  $        0.02   $        0.00   $       (0.22)  $       (0.22)
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.02   $        0.00   $       (0.22)  $       (0.21)
                                                                =============   =============   =============   =============

Earnings per share:
    Basic ....................................................  $        0.88   $        0.71   $        2.43   $        1.86
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.85   $        0.70   $        2.36   $        1.82
                                                                =============   =============   =============   =============


Weighted-average common shares outstanding:
    Basic ....................................................         89,082          88,580          88,559          87,952
                                                                =============   =============   =============   =============
    Diluted ..................................................         92,031          90,488          91,163          89,820
                                                                =============   =============   =============   =============

Note: The above prior period amounts have been restated to reflect the effects of our discontinued operations.

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                        December 29,      December 30,
                                                                                            2007              2006
                                                                                       -------------     -------------
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     247,590     $     248,647
    Available-for-sale securities...............................................                 997            47,999
    Accounts receivable, net of reserves of $41,315 and $40,536 ................             708,307           610,020
    Inventories, net ...........................................................             666,786           584,103
    Deferred income taxes ......................................................              32,827            28,240
    Prepaid expenses and other .................................................             192,292           125,839
                                                                                       -------------     -------------
            Total current assets ...............................................           1,848,799         1,644,848
Property and equipment, net ....................................................             247,671           225,038
Goodwill .......................................................................             917,194           773,801
Other intangibles, net .........................................................             192,420           161,542
Investments and other ..........................................................             107,900            75,917
                                                                                       -------------     -------------
            Total assets .......................................................       $   3,313,984     $   2,881,146
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     474,009     $     414,062
    Bank credit lines ..........................................................               8,977             2,528
    Current maturities of long-term debt .......................................              24,319            41,036
    Accrued expenses:
       Payroll and related .....................................................             136,291           110,401
       Taxes ...................................................................              73,278            59,007
       Other ...................................................................             223,765           183,054
                                                                                       -------------     -------------
            Total current liabilities ..........................................             940,639           810,088
Long-term debt .................................................................             423,274           455,806
Deferred income taxes ...........................................................             80,260            62,334
Other liabilities ..............................................................              53,906            60,209

Minority interest ..............................................................              35,923            21,746
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       89,603,660 outstanding on December 29, 2007 and
       88,499,321 outstanding on December 30, 2006 .............................                 896               885
   Additional paid-in capital ..................................................             673,763           614,551
   Retained earnings ...........................................................           1,005,055           808,164
   Accumulated other comprehensive income ......................................             100,268            47,363
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           1,779,982         1,470,963
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   3,313,984     $   2,881,146
                                                                                       =============     =============



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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                        December 29,    December 30,
                                                                                            2007            2006
                                                                                       -------------   -------------
                                                                                        (unaudited)     (unaudited)


Cash flows from operating activities:
    Net income .................................................................       $      78,269   $      62,997
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss (gain) on sale of discontinued operation, net of tax ...........              (1,602)            --
           Depreciation and amortization .......................................              20,915          18,039
           Stock-based compensation expense ....................................               5,833           5,531
           Impairment from write down of long-lived assets of
                 discontinued operations .......................................                 --              --
           Provision for losses on trade and other accounts receivable .........                 322             529
           Provision for (benefit from) deferred income taxes ..................               9,326           3,959
           Stock issued to 401(k) plan .........................................                 --              --
           Undistributed (earnings) losses of affiliates .......................                (614)           (254)
           Minority interest in net income of subsidiaries .....................               6,438           3,643
           Other ...............................................................              (3,642)            483
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              60,557            (287)
                 Inventories ...................................................              15,995          (5,991)
                 Other current assets ..........................................             (48,353)         11,048
                 Accounts payable and accrued expenses .........................             (23,158)         70,994
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             120,286         170,691
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (23,798)        (17,073)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (81,884)        (13,748)
     Cash received from business divestitures ..................................              10,766             --
     Purchases of available-for-sale securities ................................                 --          (57,999)
     Proceeds from sales of available-for-sale securities ......................              27,750           8,000
     Proceeds from maturities of available-for-sale securities .................                 --            2,000
     Net payments for foreign exchange forward contract settlements ............             (15,261)         (5,633)
     Other .....................................................................                 408           3,113
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (82,019)        (81,340)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 --            1,201
     Proceeds from (repayments of) bank borrowings .............................               5,766            (113)
     Principal payments for long-term debt .....................................              (5,374)         (3,860)
     Proceeds from issuance of stock upon exercise of stock options ............               2,740           2,722
     Payments for repurchases of common stock ..................................                 --          (14,563)
     Excess tax benefits related to stock-based compensation ...................               1,071           1,700
     Other .....................................................................                (471)              4
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................               3,732         (12,909)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              41,999          76,442
Effect of exchange rate changes on cash and cash equivalents ...................              (1,867)         (3,865)
Cash and cash equivalents, beginning of period .................................             207,458         176,070
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     247,590   $     248,647
                                                                                       =============   =============


                                                                                                Years Ended
                                                                                       -----------------------------
                                                                                        December 29,    December 30,
                                                                                            2007            2006
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $     215,173   $     163,759
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss (gain) on sale of discontinued operation, net of tax ...........                (673)         19,363
           Depreciation and amortization .......................................              73,936          64,930
           Stock-based compensation expense ....................................              22,553          19,464
           Impairment from write down of long-lived assets of
                 discontinued operations .......................................              32,667             --
           Provision for losses on trade and other accounts receivable .........               1,384           2,872
           Provision for (benefit from) deferred income taxes ..................              (7,404)          1,297
           Stock issued to 401(k) plan .........................................               4,104           3,565
           Undistributed (earnings) losses of affiliates .......................                  73            (835)
           Minority interest in net income of subsidiaries .....................              17,442           8,090
           Other ...............................................................              (6,512)         (2,066)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (21,964)         (9,705)
                 Inventories ...................................................             (15,946)        (41,958)
                 Other current assets ..........................................             (58,194)         18,424
                 Accounts payable and accrued expenses .........................              13,572         (11,883)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             270,211         235,317
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (56,821)        (67,000)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................            (206,182)       (199,880)
     Cash received from business divestitures ..................................              15,827          36,527
     Purchases of available-for-sale securities ................................            (115,066)       (222,036)
     Proceeds from sales of available-for-sale securities ......................             163,065         294,767
     Proceeds from maturities of available-for-sale securities .................                 --            3,280
     Net payments for foreign exchange forward contract settlements ............             (32,241)        (22,528)
     Other .....................................................................             (10,629)         (3,491)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................            (242,047)       (180,361)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 483           1,201
     Proceeds from (repayments of) bank borrowings .............................               1,212             184
     Principal payments for long-term debt .....................................             (47,903)        (34,537)
     Proceeds from issuance of stock upon exercise of stock options ............              35,459          35,622
     Payments for repurchases of common stock ..................................             (30,689)        (40,263)
     Excess tax benefits related to stock-based compensation ...................              12,668          14,850
     Other .....................................................................              (2,350)          1,669
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................             (31,120)        (21,274)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              (2,956)         33,682
Effect of exchange rate changes on cash and cash equivalents ...................               1,899           4,282
Cash and cash equivalents, beginning of period .................................             248,647         210,683
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     247,590   $     248,647
                                                                                       =============   =============




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

Exhibit A


                                                 Henry Schein, Inc.
                                                 2007 Fourth Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q4 2007 over Q4 2006
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                3.8%           9.4%           -6.0%          5.0%           15.5%

Acquisitions                                         8.5%           1.8%            0.5%         25.1%           28.5%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    12.3%          11.2%           -5.5%         30.1%           44.0%

Foreign Currency Exchange                            4.1%           1.6%             --          12.4%            0.8%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             16.4%          12.8%           -5.5%         42.5%           44.8%
                                               ============    ===========    ============  =============   ============



                                               Q4 YTD 2007 over Q4 YTD 2006
                                               ----------------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                7.3%          10.0%            5.5%          4.3%           18.4%

Acquisitions, net of divestiture                     7.0%           4.6%            4.8%         12.3%           15.6%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    14.3%          14.6%           10.3%         16.6%           34.0%

Foreign Currency Exchange                            3.0%           0.6%             --           9.6%            0.3%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             17.3%          15.2%           10.3%         26.2%           34.3%
                                               ============    ===========    ============  =============   ============





CONTACTS: Steven Paladino
          Executive Vice President and Chief Financial Officer steven.paladino@henryschein.com
          (631) 843-5500

          Investors: Neal Goldner
          Vice President, Investor Relations
          neal.goldner@henryschein.com
          (631) 845-2820

          Media: Susan Vassallo
          Vice President, Corporate Communications susan.vassallo@henryschein.com
          (631) 843-5562

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